Exhibit 99.1

Contact:
Emma Almond
(414) 544 1489
emma.almond@manpowergroup.com

ManpowerGroup Appoints Michelle Nettles Chief People and Culture Officer, Effective July 29, 2019
Mara Swan EVP of Global Strategy and Talent Announces Plans to Retire 2020
MILWAUKEE (June 27, 2019) - ManpowerGroup (NYSE: MAN) today announced the appointment of Michelle Nettles as Chief People and Culture Officer, effective July 29, 2019.
Nettles will join from Molson Coors Brewing Company, the third largest beer company in the world, where she is Chief People and Diversity Officer and a member of the executive leadership team responsible for strategy, talent optimization and culture. In her 20 years at Molson Coors/MillerCoors Nettles held various leadership positions across all aspects of human resources including executive compensation, talent management, diversity and inclusion, labor relations and succession planning. At ManpowerGroup, Nettles will lead HR and culture across the organization’s 80 countries and territories and across its family of brands and functions – Manpower, Experis, Right Management and ManpowerGroup Solutions.
Mara Swan, Executive Vice President Global Strategy and Talent, has announced her plans to retire March 2020. Until then she will continue her executive leadership responsibilities while ensuring the smooth and successful transition of global HR leadership to Nettles.
“Michelle is an impressive people leader with extensive experience in global HR and a proven track record in driving a diverse and inclusive culture across multiple countries.” said Jonas Prising, ManpowerGroup Chairman and CEO. “Her vision of employees as consumers together with her passion to broaden and deepen people’s skills and drive strong leadership capability is a great fit for ManpowerGroup as we continue to digitize and transform our business. I’m pleased to welcome Michelle to the ManpowerGroup senior leadership team.”

“I’m delighted to be joining ManpowerGroup at a time when talent and skills are top priorities for organizations, communities and individuals around the world.” said Nettles. “The purpose of this company – to help people find meaningful work and have sustainable careers in the future - is such a powerful one. It deeply resonates with who I am and the role of human resources for organizations and society. I'm excited to be a part of delivering on this mission and joining a talented team committed to unlocking human potential, growing our people and our business and creating even more value for clients and candidates in the communities in which we operate.”
 Nettles holds a J.D. from the University of Wisconsin-Madison and a Bachelor of Science degree from Florida A&M University and will reside with her husband in Milwaukee, Wisconsin.

Exhibit 99.1

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About ManpowerGroup
ManpowerGroup® (NYSE: MAN), the leading global workforce solutions company, helps organizations transform in a fast-changing world of work by sourcing, assessing, developing and managing the talent that enables them to win. We develop innovative solutions for hundreds of thousands of organizations every year, providing them with skilled talent while finding meaningful, sustainable employment for millions of people across a wide range of industries and skills. Our expert family of brands – Manpower®, Experis®, Right Management® and ManpowerGroup® Solutions – creates substantially more value for candidates and clients across 80 countries and territories and has done so for 70 years. In 2019, ManpowerGroup was named one of Fortune's Most Admired Companies for the seventeenth year and one of the World's Most Ethical Companies for the tenth year, confirming our position as the most trusted brand in the industry. See how ManpowerGroup is powering the future of work: www.manpowergroup.com.

Forward-Looking Statement
This news release contains statements, including with respect to the retirement of our Executive Vice President Global Strategy and Talent, that are forward-looking in nature. The Company’s future actions and actual results may differ materially from those described or contemplated in the forward-looking statements. The Company’s actual results are subject to risks and uncertainties, including those found in the Company’s reports filed with the SEC, including the information under the heading ‘Risk Factors’ in its Annual Report on Form 10-K for the year ended December 31, 2018, which information is incorporated herein by reference.